Exhibit 99.1
Riley Permian Reports Second Quarter 2026 Results
OKLAHOMA CITY, August 5, 2026 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the second quarter ended June 30, 2026.
SECOND QUARTER 2026 HIGHLIGHTS
•Reported 34.3 MBoe/d of total equivalent production (oil production of 21.2 MBbls/d)
•Generated $64 million of operating cash flow or $75 million before changes in working capital(1) and $6 million of Total Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $87 million and cash capital expenditures before acquisitions of $68 million
•Generated $87 million of net income and $80 million of Adjusted EBITDAX(1)
•Increased debt by $26 million with a quarter-end debt-to-Adjusted EBITDAX(1) ratio of 1.0x(2)
•Revised full-year 2026 guidance to reflect higher forecasted oil production and total capital expenditures and investments
Bobby Riley, Chief Executive Officer and Chairman of the Board commented, “We continued executing the growth strategy we outlined earlier this year during the second quarter, delivering oil production near the high end of guidance and building momentum for the quarters ahead. We are increasing full-year oil production guidance, which now implies approximately 30% year-over-year growth in 2026. Our outlook calls for the largest production increase of the year in the third quarter, with oil production expected to grow more than 20% sequentially. We are encouraged by the progress made to date and believe the activity underway positions us for meaningful production growth through the remainder of 2026 and into 2027.”

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)Debt leverage based on principal debt outstanding as of June 30, 2026, divided by Last Twelve Months Adjusted EBITDAX(1).

Exhibit 99.1
OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
The tables below provide a summary of our operated well activity and production by state:

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Gross(1)	Net(2)	Gross(1)	Net(2)
Wells Drilled
Texas	12	11.9	25	24.4
New Mexico	12	8.0	16	11.1
Total	24	19.9	41	35.5

Wells Completed
Texas	18	17.3	31	30.1
New Mexico	—	—	—	—
Total	18	17.3	31	30.1

Wells Turned to Sales
Texas	15	13.9	23	21.9
New Mexico	—	—	—	—
Total	15	13.9	23	21.9
___________________
(1)Gross wells are the total number of operated wells in which the Company has an interest
(2)Net wells are gross wells multiplied by our fractional working interest
Average Daily Production by State

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Equivalent Production (MBoe/d)
Texas	24.0	16.5	22.3	16.8
New Mexico	10.3	7.9	12.6	7.6
Total	34.3	24.4	34.9	24.4

Oil Production (MBbls/d)
Texas	15.8	11.1	14.3	11.6
New Mexico	5.4	4.1	6.4	3.8
Total	21.2	15.2	20.7	15.4
SECOND QUARTER 2026 FINANCIAL RESULTS
Revenues totaled $166 million, operating income was $87 million, operating cash flow was $64 million and net income was $87 million, or $4.11 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $80 million, cash flow from operations before changes in working capital(1) was $75 million, Total Free Cash Flow(1) was $6 million and Adjusted Net Income(1) was $33 million, or $1.54 per diluted share.
Average realized prices, before derivative settlements, were $94.28 per barrel of oil, $(4.12) per Mcf of natural gas and $(4.71) per barrel of natural gas liquids (“NGL”).
Realized natural gas prices were negative before gathering, processing and transportation costs (“GP&T costs”) due to Waha pricing being negatively impacted from ongoing regional pipeline constraints. Realized NGL prices before GP&T costs increased primarily due to higher Mont Belvieu pricing during the quarter. The pricing benefit to NGL sales were more than offset by higher allocated GP&T costs from negative realized natural gas prices.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
Certain portions of our New Mexico operations were impacted during April and May of the second quarter of 2026 by ongoing gas processing and midstream constraints following an unplanned outage at a third-party facility beginning in late March. The disruptions resulted in periodic processing limitations, reduced gas takeaway capacity, and temporary well shut-ins, reducing production from affected areas. We estimate the temporary shut-ins reduced second quarter production by approximately 1.9 MBbls/d. June oil production was 24.4 MBbls/d.

In December of 2025, we contracted with Targa Northern Delaware LLC (“Targa”) to construct new gathering and high-pressure trunkline infrastructure in Eddy County, New Mexico pursuant to the A&R Gas Purchase Agreement, to mitigate processing and takeaway constraints of the nature experienced during the second quarter. The in-service date of the new Targa pipeline system is currently expected to occur in the fourth quarter of 2026.

The Company reported a $36 million realized loss on derivative settlements, reflecting cash settlements on financial contracts linked to crude oil prices, and a $69 million non-cash gain due to the changes in the fair value of derivatives that will settle in future periods for a combined $33 million net gain on derivatives. Unrealized derivatives reflect the accounting remeasurement of the Company’s derivative portfolio based on changes in the market value of contracts that remain open and do not represent current-period cash inflows or outflows.
Operating expenses included lease operating expense of $29 million, or $9.44 per Boe, which included $11 million in workover expense. The Company executed a large number of workover projects during the quarter in an effort to capitalize on high oil prices as well as to supplement volumes operationally disrupted. Administrative costs were $9 million, or $2.80 per Boe and production and ad valorem taxes were $11 million or $3.67 per Boe.
The Company incurred $87 million in total accrued capital expenditures. On a cash basis, the Company had total capital expenditures of $68 million. The Company invested $3 million in its power-focused joint venture, RPC Power.
The Company increased total debt by $26 million, including a $31 million increase on the Credit Facility and $5 million reduction on the Senior Notes. As of June 30, 2026, the Company had $138 million of borrowings outstanding on its Credit Facility and $135 million principal value of its Senior Notes, for a combined principal value of debt of $273 million. Interest expense, net was $7 million.
As part of our stock repurchase program, the Company repurchased 25 thousand shares of common stock at a weighted average price of $34.13 per share for a total of $1 million. The diluted weighted average shares outstanding during the quarter was 21.3 million.
The Company paid a cash dividend of $0.40 per share, for a total of $9 million.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Selected Financial Data (in thousands):
Oil and natural gas sales, net	$165,850	$113,881	$85,394	$279,731	$187,851
Income from operations	$87,232	$43,670	$28,754	$130,902	$78,256
Adjusted EBITDAX(1)	$80,107	$60,933	$59,340	$141,040	$130,473
Cash flow from operations	$63,500	$47,176	$33,640	$110,676	$84,021

Upstream accrual capital expenditures	$86,599	$47,087	$22,022	$133,686	$41,452
Upstream cash capital expenditures	$67,931	$30,130	$25,300	$98,061	$41,574
Total accrual capital expenditures	$86,599	$47,087	$27,786	$133,686	$51,786
Total cash capital expenditures	$68,287	$31,184	$28,715	$99,471	$47,868

Upstream Free Cash Flow(1)	$6,613	$24,554	$21,250	$31,167	$60,557
Total Free Cash Flow(1)	$6,257	$23,500	$17,835	$29,757	$54,263

Production Data, net:
Oil (MBbls)	1,933	1,814	1,382	3,747	2,788
Natural gas (MMcf)	3,241	3,781	2,213	7,022	4,441
NGLs (MBbls)	645	760	465	1,405	887
Total equivalent (MBoe)	3,118	3,204	2,216	6,322	4,415

Daily equivalent production (Boe/d)	34,264	35,600	24,352	34,928	24,392
Daily oil production (Bbls/d)	21,242	20,156	15,187	20,702	15,403

Average Realized Prices:(2)
Oil ($ per Bbl)	$94.28	$68.89	$62.17	$81.99	$66.18
Natural gas ($ per Mcf)	$(4.12)	$(1.68)	$(0.39)	$(2.81)	$0.16
NGLs ($ per Bbl)	$(4.71)	$(6.22)	$0.75	$(5.53)	$2.96

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$74.25	$62.40	$66.10	$68.51	$68.55
Natural gas ($ per Mcf)	$(3.33)	$(1.67)	$(0.52)	$(2.44)	$0.08
NGLs ($ per Bbl)(4)	$(4.71)	$(6.22)	$0.75	$(5.53)	$2.96

Weighted Average Common Shares Outstanding (in thousands):
Basic	20,937	20,869	21,141	20,903	21,126
Diluted	21,255	20,869	21,158	21,138	21,135
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. These costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of our commodity derivative contracts. These realized gains (losses), along with unrealized gains (losses) from changes in the fair value of derivatives, are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2026 GUIDANCE
Riley Permian is providing third quarter detailed guidance and updated full-year 2026 activity guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures.

Activity and Production	Q3 2026	Full-Year 2026
Net Operated Well Activity
Drilled (#)	4.9 - 6.9	51.6 - 53.6
Completed (#)	8.2 - 10.2	41.1 - 43.1
Turned to Sales (#)	15.2 - 17.2	42.8 - 44.8

Non-Operated, Net (#)	1.9 - 2.9	1.9 - 2.9

Net Production
Oil (MBbls/d)	25.1 - 26.1	22.5 - 23.5
Total Equivalent (MBoe/d)	40.5 - 41.5	37.5 - 38.5

Capital Expenditures and Investments (in millions)(1)
Upstream	$46 - $52	$189 - $195
Infrastructure and Other	$7 - $13	$41 - $47
Total Capital Expenditures	$53 - $65	$230 - $242

Power JV Investment	$2	$9 - $10
Total Investments	$55 - $67	$239 - $252

Operating and Corporate Costs	Q3 2026

Lease Operating Expenses ($ per Boe)	$8.50 - $9.50
Production and Ad Valorem Taxes (% of Revenue)	7.5% - 8.5%
Administrative Costs ($ per Boe)	$2.25 - $2.75
___________________
(1)Accrual (activity-based) investing expenditures before acquisitions

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on August 6, 2026 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com).
A replay of the call will be available until August 20, 2026 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented upstream oil and gas company operating in Texas and New Mexico with infrastructure projects that complement our operations. For more information, please visit www.rileypermian.com.
Investor Contact:
Ben McQueen
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices, including basis differentials between published indices and the prices we actually receive for our production; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation, power and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and any potential moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas or New Mexico Oil Conservation Division in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the current administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.

Exhibit 99.1

Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2026	December 31, 2025
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$20,686	$17,889
Accounts receivable, net	69,169	41,045
Prepaid expenses	5,428	7,763
Inventory	9,029	7,929
Current derivative assets	10	19,141
Total Current Assets	104,322	93,767
Oil and natural gas properties, net (successful efforts)	1,082,809	995,539
Other property and equipment, net	23,205	21,872
Non-current derivative assets	3,213	5,117
Equity method investment	42,365	36,188
Funds held in escrow	1,196	1,196
Other non-current assets, net	13,381	15,899
Total Assets	$1,270,491	$1,169,578
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$33,189	$5,083
Accrued liabilities	54,531	37,690
Revenue payable	77,854	59,606
Current derivative liabilities	22,106	37
Current portion of long-term debt	20,000	20,000
Other current liabilities	24,299	34,089
Total Current Liabilities	231,979	156,505
Non-current derivative liabilities	2,858	112
Asset retirement obligations	59,642	59,977
Long-term debt	247,495	227,855
Deferred tax liabilities	91,044	86,119
Other non-current liabilities	4,119	4,768
Total Liabilities	637,137	535,336
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 22,173,260 and 21,718,800 shares issued at June 30, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	306,106	306,660
Retained earnings	327,226	327,560
Total Shareholders' Equity	633,354	634,242
Total Liabilities and Shareholders' Equity	$1,270,491	$1,169,578

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$165,850	$85,394	$279,731	$187,851
Total Revenues	165,850	85,394	279,731	187,851
Costs and Expenses:
Lease operating expenses	29,433	18,880	53,504	37,211
Production and ad valorem taxes	11,430	6,126	20,462	12,796
Exploration costs	466	47	1,433	56
Depletion, depreciation, amortization and accretion	24,651	19,563	50,371	38,701
Impairment of oil and natural gas properties	—	1,214	—	1,214
General and administrative:
Administrative costs	8,720	6,199	16,840	13,637
Stock-based compensation expense	3,918	2,685	6,219	4,054
Transaction costs	—	1,926	—	1,926
Total Costs and Expenses	78,618	56,640	148,829	109,595
Income from Operations	87,232	28,754	130,902	78,256
Other Income (Expense):
Interest expense, net	(6,770)	(7,171)	(13,127)	(13,832)
Gain (loss) on derivatives, net	33,235	18,720	(93,735)	12,870
Income (loss) from equity method investment	45	(129)	(323)	(248)
Gain (loss) on acquisitions and divestitures, net	961	—	(1,736)	—
Total Other Income (Expense)	27,471	11,420	(108,921)	(1,210)
Net Income from Operations before Income Taxes	114,703	40,174	21,981	77,046
Income tax expense	(27,333)	(9,704)	(5,045)	(17,943)
Net Income	$87,370	$30,470	$16,936	$59,103

Net Income per Share:
Basic	$4.17	$1.44	$0.81	$2.80
Diluted	$4.11	$1.44	$0.80	$2.80
Weighted Average Common Shares Outstanding:
Basic	20,937	21,141	20,903	21,126
Diluted	21,255	21,158	21,138	21,135

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026		2025
	(In thousands)
Cash Flows from Operating Activities:
Net income	$87,370	$30,470	$16,936		$59,103
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	466	1	1,379		10
Depletion, depreciation, amortization and accretion	24,651	19,563	50,371		38,701
Impairment of oil and natural gas properties	—	1,214	—		1,214
(Gain) loss on derivatives, net	(33,235)	(18,720)	93,735		(12,870)
Settlements on derivative contracts	(36,160)	5,151	(47,885)		6,266
Amortization of deferred financing costs and discount	1,185	1,191	2,367		2,373
Stock-based compensation expense	3,918	2,685	6,219		4,054
Deferred income tax expense	28,233	4,866	4,925		3,040
(Income) loss from equity method investment	(45)	129	323		248
(Gain) loss on acquisitions and divestitures, net	(1,839)	—	858		—
Other	—	—	—		(8)
Changes in operating assets and liabilities	(11,044)	(12,910)	(18,552)	—	(18,110)
Net Cash Provided by Operating Activities	63,500	33,640	110,676		84,021
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(67,294)	(24,788)	(96,864)		(40,938)
Additions to midstream property and equipment	(356)	(3,415)	(1,410)		(6,294)
Additions to other property and equipment	(637)	(512)	(1,197)		(636)
Acquisitions of oil and natural gas properties	(2,649)	(2,138)	(4,824)		(2,138)
Acquisitions of land	(4)	—	(548)		—
Proceeds from divestitures	599	—	8,206		—
Contributions to equity method investment	(2,500)	—	(6,500)		(6,250)
Distributions from equity method investment	—	—	1,487		—
Funds held in escrow	—	(14,201)	—		(14,201)
Net Cash Used in Investing Activities	(72,841)	(45,054)	(101,650)		(70,457)
Cash Flows from Financing Activities:
Deferred financing costs	(82)	(24)	(108)		(164)
Proceeds from credit facility	69,000	30,000	77,000		30,000
Repayments under credit facility	(38,000)	—	(49,000)		(16,000)
Repayments of senior notes	(5,000)	(5,000)	(10,000)		(10,000)
Payment of earnout liability	(310)	—	(310)		—
Payment of cash dividends	(8,678)	(8,088)	(17,038)		(16,121)
Repurchase of common shares	(854)	—	(4,902)		—
Repurchase of common shares for tax withholding and other	(1,858)	(305)	(1,871)		(377)
Net Cash (Used in) Provided by Financing Activities	14,218	16,583	(6,229)		(12,662)
Net Increase in Cash	4,877	5,169	2,797		902
Cash, Beginning of Period	15,809	8,857	17,889		13,124
Cash, End of Period	$20,686	$14,026	$20,686		$14,026

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps, costless collars and basis swaps. The following table summarizes the open financial derivatives as of August 3, 2026, related to our future oil and natural gas production:

	2026 (1)		2027				2028
	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
Oil
WTI Oil Swaps
Volume (Bbl)	860,000	820,000	725,000	650,000	630,000	605,000	330,000
Weighted average price ($/Bbl)	$61.65	$61.42	$61.48	$61.68	$61.38	$61.62	$70.18

WTI Oil Collars
Volume (Bbl)	570,000	550,000	475,000	537,000	490,000	315,000	270,000	90,000
Weighted average floor price ($/Bbl)	$58.25	$57.75	$57.15	$55.84	$54.22	$57.38	$56.67	$60.00
Weighted average ceiling price ($/Bbl)	$72.66	$69.59	$66.42	$67.97	$69.43	$72.26	$75.77	$80.65

Natural Gas
Henry Hub Natural Gas Swaps
Volume (MMBtu)	300,000	500,000	600,000
Weighted average price ($/MMBtu)	$3.59	$4.07	$4.19

Henry Hub Natural Gas Collars
Volume (MMBtu)	900,000	600,000	450,000
Weighted average floor price ($/MMBtu)	$3.05	$3.43	$3.80
Weighted average ceiling price ($/MMBtu)	$3.74	$4.79	$5.84

Waha Basis Swaps
Volume (MMBtu)	1,250,000	3,450,000	3,150,000	3,150,000	3,150,000	3,150,000	1,800,000
Weighted average price ($/MMBtu)	$(1.65)	$(1.58)	$(0.94)	$(0.95)	$(0.95)	$(0.95)	$(1.01)
___________________
(1)Q3 2026 derivative positions shown include 2026 contracts, some of which have settled as of August 3, 2026.

Exhibit 99.1
Interest Rate Contracts
The following table summarizes the open interest rate derivative positions as of August 3, 2026:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
August 2026 - April 2027	Long	$45,000	3.90%